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                                                                    EXHIBIT 5.01


                         [Fenwick & West LLP letterhead]


                                February 8, 2001





GRIC Communications, Inc.
1421 McCarthy Blvd.
Milpitas, CA  95035

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "REGISTRATION STATEMENT") to be filed by GRIC Communications, Inc., a Delaware corporation ("YOU" or the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on or about February 8, 2001 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,725,375 shares of your Common Stock (the "STOCK"), subject to issuance by you upon the exercise of (a) stock options granted or to be granted by you under your 1999 Equity Incentive Plan (the "EQUITY INCENTIVE PLAN"), or (b) purchase rights granted or to be granted under your 1999 Employee Stock Purchase Plan (the "PURCHASE PLAN"). The plans referred to in clauses (a) and (b) above are collectively referred to in this letter as the "PLANS."

     In rendering this opinion, we have examined the following:

     (1) a copy of the Company's Second Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on December 20, 1999, and a copy of the Company's predecessor's, GRIC Communications, Inc., a California corporation ("GRIC CALIFORNIA"), Amended and Restated Articles of Incorporation, as filed with the California Secretary of State on November 9, 1999;

     (2) a copy of the Company's First Amended and Restated Bylaws, as adopted as of September 13, 1999, and a copy of GRIC California's Bylaws, as amended on April 12, 1999, each of which are certified by officers of the Company in the Management Certificate;

     (3) your registration statement on Form S-1 (File Number 333-87497) filed with and declared effective by the Commission on December 14, 1999, together with the Exhibits filed as a part thereof, including without limitation, each of the Plans and related stock option grant and exercise agreements;

     (4) your registration statement on Form 8-A (File Number 000-27871) filed with the Commission on October 29, 1999, together with the order of effectiveness issued by the Commission therefor on December 14, 1999;

     (5) your registration statement on Form S-8 (File Number 333-92837) filed with the Commission on December 15, 1999, together with the Exhibits filed as a part thereof or incorporated therein by reference ("PRIOR REGISTRATION STATEMENT");

     (6) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;




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     (7)  the Prospectuses prepared in connection with the Registration
Statement and the Prior Registration Statement;

     (8) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minutes of meetings and actions by written consent of the shareholders and Board of Directors that are contained in GRIC California's minute books that are in our possession;

     (9) the Company's stockholder records and a list of stock options, warrants, and other securities issued by the Company, and the number of additional shares reserved for issuance upon options or warrants to be granted in the future, certified to us by the Company in the Management Certificate as being complete and correct;

     (10) a confirmation from EquiServe Trust Company, N.A., the Company's transfer agent, to a representative of this firm, on this date, concerning the number of outstanding shares of Common Stock of the Company;

     (11) the Agreement and Plan of Merger filed with the California and Delaware Secretaries of State on December 10, 1999 and December 8, 1999, respectively; and

     (12) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the "MANAGEMENT CERTIFICATE").

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by the representatives of the Company to us, including but not limited to those set forth in the Management Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would cause us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and, of the State of California and, with respect to the validity of corporate action and the requirements for the issuance of stock, of the State of Delaware.

     In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of Stock.

     Based upon the foregoing, it is our opinion that the 1,725,375 shares of Stock that may be issued and sold by you upon the exercise of: (1) stock options granted or to be granted under the Equity Incentive Plan, and (2) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectuses, will be validly issued, fully paid and nonassessable.




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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectuses constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other reason.


                                Very truly yours,



                                FENWICK & WEST LLP



                                By: /s/ DAVID W. HEALY
                                   ----------------------------------
                                   David W. Healy, Esq., a Partner